Exhibit 10.76

ARTHROCARE CORPORATION

RESTATEMENT BONUS PLAN

(Adopted March 30, 2009)

1. Purpose.  The purpose of the Plan is to provide additional incentive for selected employees to facilitate the process of the restatement of the Company’s financial statements by providing the opportunity for such employees to receive the right to receive a bonus in the form of additional options to purchase shares of the Company’s common stock pursuant to the terms and conditions set forth herein.  This Plan shall be effective as of March 30, 2009, and shall terminate upon the grant of all Options to be awarded hereunder.

2. Definitions.  The following terms as used herein shall have the meanings set forth in this Section 2.

2.1 “Administrator” shall mean the Board or such committee thereof as shall be designated by the Board to administer the Plan.

2.2 “Base Salary” shall mean the annual base rate of compensation payable to a Participant by the Company, determined before deductions or voluntary deferrals authorized by the Participant or required by law to be withheld from such compensation, as of the date that the Employee becomes a Participant in the Plan.

2.3 “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

2.4 “Company” shall mean ArthroCare Corporation, a Delaware corporation.

2.5 “Employee” shall mean an individual who is an employee of the Company within the meaning of Section 3401(c) of the Internal Revenue Code of 1986, as amended.

2.6 “Grant Date” shall mean the date occurring five (5) business days following the Restatement Date (or, if the grant of an Option would not be permissible under the Securities Act of 1933, as amended, or any other applicable law, rule or regulation, the first business day thereafter on which the grant of an Option could be granted in compliance with such laws, regulations and rules).

2.7 “Option” shall mean an option to purchase shares of the Company’s common stock granted to a Participant on the Grant Date.

2.8 “Participant” shall mean an Employee who has been selected by the Administrator to be eligible to receive an Option grant.

2.9 “Plan” shall mean this ArthroCare Corporation Restatement Bonus Plan.

Exhibit 10.76

2.10 “Restatement” shall mean the Company’s completion of the restatement of its financial statements for the years ended December 31, 2000 through 2007, each of the quarters of 2000 through 2007, and the quarter ended March 31, 2008, in accordance with generally accepted accounting principles.

2.11 “Restatement Date” shall mean the date on which the Company files with the Securities and Exchange Commission all reports and other materials to evidence the Restatement which are required to be filed pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

3. Administration.

3.1 Authority of the Administrator.  Subject to the provisions of the Plan, as it may be amended from time to time, the Administrator shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan.  Subject to the provisions of the Plan, the Administrator has authority to determine, in its sole discretion, which Employees are eligible to participate in the Plan.  Subject to the provisions of the Plan, as it may be amended from time to time, the Administrator has authority to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for Plan administration.  All decisions, interpretations and other actions of the Administrator shall be final, conclusive and binding on all parties who have an interest in the Plan.

3.2 Administrator Liability.  No member of the Administrator will be liable for any action or determination made by the Administrator with respect to the Plan.  All expenses and liabilities which members of the Administrator incur in connection with the administration of this Plan shall be borne by the Company or its successor.  No members of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or the terms of any Option, and all members of the Administrator shall be fully indemnified and held harmless by the Company or its successor in respect of any such action, determination or interpretation.

4. Eligibility.  Only Employees shall be eligible to participate in the Plan.  Subject to the provisions of this Plan, the Administrator shall determine the Participants in its sole discretion and shall notify such Participants in a manner that it determines to be appropriate.

5. Terms and Conditions of the Options.

5.1 General.  Each Participant shall have the right to be granted an Option as of the Grant Date (subject to any additional approval required by the Board of a committee thereof), provided that such Participant remains an Employee on the Grant Date.

5.2 Number of Option Shares.  The number of shares of the Company’s common stock subject to the Option shall be equal to 50% of the Participant’s Base Salary divided by the estimated fair value per share of the Company's common stock, as of the Grant Date, as calculated in accordance with Statement of Financial Accounting Standards No. 123(R) for purposes of recognizing the amount of stock-based compensation expense in the Company’s financial statements, rounded down to the nearest whole share  .

Exhibit 10.76

5.3 Terms and Conditions of the Option.  Each Option shall be granted pursuant to the Company’s Amended and Restated 2003 Incentive Stock Plan (the “2003 Plan”), and shall have an exercise price per share equal to the “Fair Market Value” (as defined in the 2003 Plan) of a share of the Company’s common stock on the Grant Date.  Each Option shall be subject to the terms and conditions of the 2003 Plan and the Company’s standard form of stock option agreement to evidence grants thereunder, which the Participant must execute as a condition to receiving the Option.

6. Successors.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, whether pursuant to a change of control or otherwise, to expressly assume and agree to perform the obligations under this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.  No Participant’s rights hereunder shall be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law.

7. No Employment Rights.  No provision of the Plan shall be construed to give any person any right to become, to be treated as, or to remain an Employee.  The Company reserves the right to terminate any Participant’s employment at any time and for any reason or for no reason, with or without cause and with or without advance notice.

8. Amendment. Except as otherwise provided herein, the Plan may be amended at any time or from time to time by the Board; provided, however, that no such amendment shall impair the then-existing rights of a Participant with regard to the Plan without such Participant’s written consent.

9. Choice of Law.  All questions concerning the construction, validation and interpretation of the Plan will be governed by the law of the State of Delaware without regard to its conflict of laws provision.